FUNCTION(X), INC. CLOSES A $4,800,000 COMMON STOCK OFFERING PRICED AT $1.05 A SHARE
ROBERT F.X. SILLERMAN, EXECUTIVE CHAIRMAN AND CEO, CONVERTS $36,964,000 OF PREFERRED EQUITY INTO COMMON STOCK AT A PRICE OF $2.34 PER SHARE

NEW YORK, NEW YORK., MARCH 1, 2017 – FUNCTION(X) INC. (NASDAQ: FNCX), a leading social publishing and interactive media platform, yesterday announced the closing of its previously announced underwritten public offering of 4,571,428 shares of its common stock at an offering price of $1.05 per common share. Gross proceeds to Function(x), Inc. from this offering are approximately $4,800,000 before deducting underwriting discounts and commissions and other offering expenses payable by Function(x), Inc. Additionally, Function(x) Inc. has granted the underwriters a 45-day option to purchase up to an additional 685,714 shares of common stock to cover over-allotments, if any.
Aegis Capital Corp. and Laidlaw & Company (UK) Ltd acted as joint book-running managers for the offering.

Immediately preceding the close of the offering, in accordance with statements previously made and pursuant to his Exchange Agreement, Mr. Robert F.X. Sillerman, Executive Chairman and Chief Executive Officer, converted approximately $36,964,000 of Preferred Equity into Common Stock at a price of $2.34 a share, resulting in the issuance of 15,796,489 shares to Mr. Sillerman’s affiliates.

“With these conversions, I am able to deliver upon a promise that I made to investors when we set out on this journey.” said Robert F.X. Sillerman. “These conversions reinforce my commitment and serve as a vote of confidence in the direction the Company is headed. As evidenced by the growth of revenue in our core publishing business, FNCX is positioned to become a preeminent Digital Media Platform. With the conversion of my preferred equity we can begin the acquisition program that is core to our long-term strategy.”

A registration statement on Form S-1 relating to the shares and warrants was filed with the Securities and Exchange Commission (SEC) and is now effective. A final prospectus relating to the offering has been filed with the SEC and is available on the SEC’s web site at http://www.sec.gov. Copies of the final prospectus may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Function(x)
Function(x) operates Wetpaint.com and Rant. Wetpaint is the leading online destination for entertainment news for millennial women, covering the latest in television, music, and pop culture. Rant is a leading digital publisher with original content in multiple different verticals, most notably in sports, entertainment, and pets. Function(x) Inc. is also the largest shareholder of DraftDay Gaming Group, which is well-positioned to become a significant participant in the expanding fantasy sports market, offering a high-quality daily fantasy sports experience both directly to consumers and to businesses desiring turnkey solutions to new revenue streams. Function(x) Inc. also owns Choose Digital, a digital marketplace platform that allows companies to incorporate digital content into existing rewards and loyalty programs in support of marketing and sales initiatives. For more information, visit www.functionxinc. com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. All information provided in this press release is as of the date of this release. Except as required by law, Function(x), Inc. undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact: For Function(x): Investors: Michelle Lanken, 212-231-0092 Chief Financial Officer mlanken@functionxinc.com	Contact: Media Relations: IRTH Communications Robert Haag, 866-976-4784 Managing Partner